EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-08003), the Registration Statement on Form S-3 (File No. 333-26921) and the Registration Statement on Form S-3 (File No. 333-39681) of The Vincam Group, Inc. of our report dated March 11, 1997, with respect to the financial statements of Staffing Network, Inc. at December 31, 1996 and 1995, and for the years then ended, which appears on page F-1 of The Vincam Group, Inc.'s Amendment No. 1 to Current Report on Form 8-K dated December 1, 1997 (Commission File No. 0-28148).


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------


Manchester, New Hampshire
January 15, 1998